Exhibit 10.13

SECOND MODIFICATION OF LEASE

THIS AGREEMENT, dated this 22 day of January, 2009, by and between AFFILIATED DEVELOPERS, INC., a New York corporation with offices at 54-65 48th Street, P.O. Box 780007, Maspeth, New York (hereinafter referred to as the “Landlord”) and NEOGENIX ONCOLOGY, INC. a New York corporation with offices at 445 Northern Boulevard, Suite #24, Great Neck, NY 11021 (hereinafter referred to as the “Tenant”), modifying a certain Agreement of Lease dated March 17, 2005 previously modified by a First Modification of Lease dated July 18, 2008 and a Commencement Date Agreement dated May 1, 2005 (collectively the “Lease”) for certain premises located in 445 Northern Boulevard, Great Neck, NY 11021 (“Building”) containing approximately, without representation, 4,531 rentable square feet on the 2nd floor (“Suite #24”), (herein collectively referred to as “Existing Demised Premises”).

WITNESSETH:

WHEREAS, Tenant desires and Landlord is willing, to lease a storage room located on the lower level (“Storage Space # 1”) consisting of 161 rentable square feet in the area as depicted on the attached Exhibit 1 attached hereto and made a part hereof upon the terms, covenants and conditions herein set forth.

NOW, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

1.	The provisions of each of the “Whereas” paragraphs are restated herein and made a part of this Second Modification of Lease.

2.	Defined terms shall have the meaning set forth in the Lease unless expressly otherwise provided herein.

3.	The term for Storage Space #1 shall commence February 1, 2009 and continue until the expiration or sooner termination of the Lease on April 30, 2017.

4.	Tenant is taking the Storage Space #1 “AS IS” with no work to be performed by Landlord.

5.	The fixed annual and monthly rent for Storage Space #1 during the term shall be as follows:

PERIOD	PER ANNUM FIXED RENT	MONTHLY RENT

2/1/09 – 1/31/10	$1,932.00	$161.00
2/1/10 – 1/31/11	$1,989.96	$165.83
2/1/11 – 1/31/12	$2,049.66	$170.81
2/1/12 – 1/31/13	$2,111.15	$175.93
2/1/13 – 1/31/14	$2,174.48	$181.21
2/1/14 – 1/31/15	$2,239.71	$186.64
2/1/15 – 1/31/16	$2,306.90	$192.24
2/1/16 – 1/30/17	$2,376.11	$198.01
2/1/17 – 4/30/17	$2,447.39	$203.95

Tenant shall pay the fixed annual rent for the Storage Space #1 in equal monthly installments in advance on the first day of each and every month during the term of the Lease. Tenant shall have no right to separately sublet or assign the Storage Space #1 but may cancel the Storage Space #1 upon sixty (60) days prior written notice to Landlord. The above fixed annual rent and monthly rent includes electric.

6.

Tenant represents and warrants that Tenant has not dealt with any broker in connection with this Second Modification of Lease, and no broker negotiated this Second Modification of Lease or is entitled to any commission in connection therewith, and the execution and delivery of this Second Modification of Lease shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty. Tenant agrees to indemnify, defend and save Landlord harmless from any brokerage commissions or like fees and all costs, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from claims by any broker or agent in connection with this Second Modification of Lease.

7.	This Second Modification of Lease sets forth the entire understanding and agreement of the parties with respect to the subject matter covered by this Second Modification of Lease and all prior and contemporaneous understandings and agreements regarding the subject matter of this Second Modification of Lease are herein merged; it being understood and agreed that the Lease as modified by this Second Modification of Lease sets forth the entire understanding and agreement between the parties with respect to the subject matter of the Lease as modified by this Second Modification of Lease.

8.	Except as modified herein, in all other respects, the Lease remains in full force and effect; it being understood and agreed that this Second Modification of Lease modifies and forms a part of the Lease.

IN WITNESS WHEREOF, the parties hereto have set their respective hands and seal the day and year first above-written.

AFFILIATED DEVELOPERS, INC.

By:	/s/ Michael Parisi
Print name: Michael Parisi
Title: President

NEOGENIX ONCOLOGY, INC.

By:	/s/ Peter Gordon
Print name: Peter Gordon
Title: CFO